Exhibit 10.17

LEASE AGREEMENT

BY AND BETWEEN

PFRS CROSSROADS CORP.

(AS LANDLORD)

AND

MANAGEMENT DYNAMICS INC.

(AS TENANT)

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27.	FORCE MAJEURE	18

28.	REMEDIES CUMULATIVE — NONWAIVER	18

29.	RESERVED	19

30.	HOLDING OVER	19

31.	NOTICES	19

32.	LEASING COMMISSION	20

33.	SEVERABILITY	20

34.	REVIEW OF DOCUMENTS	20

35.	RESERVED	20

36.	SPECIAL PROVISIONS	20

37.	ALTERNATIVE TELECOMMUNICATIONS PROVIDER	20

38.	LIMITATION OF DUTIES AND WARRANTIES	21

39.	MISCELLANEOUS	21

EXHIBIT — A Legal Description of Building Site
EXHIBIT B — Floor Plan
EXHIBIT C — Rules and Regulations
EXHIBIT D — Special Provisions
EXHIBIT E — Intentionally Omitted
EXHIBIT F — Work Letter
EXHIBIT G — Memorandum of Lease

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LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) made and entered into as of the 30 day of April, 2010 (the “Effective Date”), by and between PFRS CROSSROADS CORP., a Michigan corporation (“Landlord”), and MANAGEMENT DYNAMICS INC., a New Jersey corporation (“Tenant”).

W I T N E S S E T H:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1.	DESCRIPTION OF PREMISES AND THE COMMON AREAS.

Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, that certain office space commonly known as Suite 210 containing approximately 10,076 rentable square feet (the “Premises”) located in the building known as Crossroads Office Building IV, located at 5520 Dillard Drive in Cary, Wake County, North Carolina (the “Building”) on a tract of land more particularly described on Exhibit “A” attached hereto. The Premises are shown shaded on the building plan attached hereto as Exhibit “B”.

Provided Tenant is not in default under this Lease, Tenant shall be entitled to use, in common with others entitled thereto, the common areas as may be designated from time to time by Landlord, subject however to the terms and conditions of this Lease and to the rules and regulations for the use thereof as may be prescribed from time to time by Landlord. If the size or configuration of the common areas is diminished or altered, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any compensation or reduction or abatement of Minimum Rental, nor shall such diminution or alteration of the common areas be considered a constructive or actual eviction, unless such diminution or alteration shall unreasonably interfere with Tenant’s, or its employees’ and invitees’, access to the Premises. The common areas shall be subject to the control, management, operation and maintenance of Landlord, in its sole discretion. For purposes of this Lease “common area(s)” shall mean all areas, improvements, space, equipment and special services in or at the Building provided by Landlord for the common or joint use and benefit of tenants, customers, and other invitees, including without limitation garage access roads, driveways, entrances and exits, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian walkways, atriums, walls, courtyards, concourses, stairs, ramps, sidewalks, washrooms, signs identifying or advertising the Building, maintenance buildings, utility buildings, maintenance and utility rooms and closets, hallways, lobbies, elevators and their housing and rooms, common window areas, walls and ceilings in common areas, and trash or rubbish areas.

2.	LEASE TERM.

A. The term of this Lease shall be for a period of approximately sixty (60) months (the “Lease Term”). The Lease Term and Tenant’s obligation to pay rent (subject to the rental abatement period set forth herein) shall commence on October 15, 2010 (the “Commencement Date”), and end at midnight on October 31, 2015 (the “Expiration Date”).

B. If the Premises is delivered on a date other than the first day of the month, Rent for that month shall be prorated and the Lease Term shall be extended so that the Lease Term shall be sixty (60) months from the first day of the following month. If Tenant occupies the Premises prior to the Commencement Date other than for purposes of performing the Cabling Work (as defined in Section 4) and/or the FFE Installation (as defined in Section 4), such occupancy shall be subject to all provisions hereof and shall not advance the last day of the Lease Term, and Tenant shall pay Rent for such period at the initial monthly rate set forth below. As used herein, the term “Lease Year” shall mean each consecutive twelve-month period of the Lease Term, or any extension or renewal thereof, beginning with the Commencement Date or any anniversary thereof.

3.	RENTAL.

During the Lease Term, Tenant shall pay to Landlord, without notice, demand, reduction (except as may be applicable pursuant to the Section entitled “Damage or Destruction of Premises” or the Section entitled “Eminent Domain” of this Lease), setoff or any defense, a total rental (the “Annual Rental”) consisting of the sum total of the amounts set forth in this Section 3. Tenant’s covenant to pay Annual Rental shall be independent of every other covenant in this Lease.

(a) Minimum Rental.

On the first day of each month throughout the Lease Term, Tenant shall pay a base monthly rental in advance (the “Minimum Rental”) in the following amounts:

Portion of Lease Term	Monthly Rental
10/15/10 — 11/30/10	$9,295.11
12/1/10 — 11/30/11	$9,572.20
12/1/11 — 3/31/12	$9,866.08
4/1/12 — 10/31/12	$10,915.66
11/1/12 — 10/31/13	$11,755.33
11/1/13 — 10/31/14	$12,595.00
11/1/14 — 10/31/15	$13,434.66

(b) Operating Expenses.

(i) As used in this Section 3(b), the following terms shall have the following meanings:

(A) Annual Payment. Commencing on the Commencement Date, Tenant’s Proportionate Share (as hereinbelow defined) of the increase, if any, over and above the Operating Expenses (as hereinbelow defined) paid or incurred respecting the Building during calendar year 2009 (the “Operating Expense Base Amount”), reduced by the amount, if any, paid by Tenant as the Monthly Estimate during the applicable calendar year (such calculations to be annualized respecting any partial calendar year).

(B) Monthly Estimate. Tenant’s Proportionate Share of the amount determined by Landlord and payable by Tenant as the estimated increase in Operating Expenses for the ensuing calendar year over the Operating Expense Base Amount, which amount is payable in twelve (12) equal monthly installments.

(C) Operating Expenses. All costs and expenses paid or incurred by Landlord (or the applicable agent of Landlord [“Agent”]) each calendar year for the management, operation, repair and maintenance of the Premises, the Building and the land described on Exhibit “A” (hereinafter collectively referred to as the “Project”), including, without limitation the following:

(1)	That portion of wages, salaries and compensation (including fringe benefits) paid or incurred for employees of Landlord or Agent attributable to any services performed in connection with the Project;

(2)	That portion of the costs of all materials, supplies, equipment and tools (whether purchased or leased) utilized with respect and attributable to the Project;

(3)	That portion of the costs of all services rendered by third parties with respect and attributable to the Project; and all costs paid or incurred by Landlord in providing any of the services to be provided by Landlord pursuant to the terms of the Lease;

(4)	Utility costs and services paid or incurred with respect to the Project, including, without limitation, costs for electricity, gas, telephone, sewage, refuse or garbage collection and fire protection for the Project;

(5)	That portion of insurance premiums and policy deductibles paid with respect and attributable to the Project, including, without limitation, fire and extended coverage insurance, rent loss and public liability insurance coverage;

(6)	Management fees and expenses for the Project not to exceed five percent (5%) of gross revenues from the Building;

(7)	Taxes, as hereinafter defined;

(8)	Accounting, legal and advertising costs relating to the Project;

(9)	Common area maintenance charges and ground rents, if any, levied or assessed against or payable with respect to the Project; and

(10)	Costs of all capital improvements to the Project which are either required under any governmental law or regulation which was not applicable to the Project at the time the Building was constructed or which reduce Operating Expenses; provided that the costs of any such capital improvements shall be amortized over a reasonable period (as determined in accordance with generally accepted accounting principles) with interest thereon at the prime rate of Bank of America, N. A., in effect at the time such capital improvements were made.

(11)	Costs of the purchase, at Landlord’s option, of any equipment used on the Project for the benefit of all tenants to be amortized over the life of the equipment with interest thereon at the prime rate of Bank of America, N. A., in effect at the time such equipment was purchased.

Operating Expenses shall not include: (i) depreciation or amortization (except as otherwise provided above), (ii) debt service or interest (paid or accrued), (iii) marketing and promotional costs, including, but not limited to, leasing commissions, real estate brokerage commissions, and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, (iv) repairs to the Building and any demised premises where the occurrence causing the damage or loss necessitating repair is reimbursed by insurance carried by Landlord or which would have been reimbursed by insurance as would normally be carried by a reasonably prudent operator, (v) renovating space for new or current tenants or in renovating space vacated by any tenant, (vi) Landlord’s cost of utilities charged to tenants and Landlord’s payroll, material and contract cost of other services charged to tenants, (vii) costs incurred by Landlord for Tenant’s alterations, (viii) any cost of painting and decorating the premises of other tenants, (ix) the cost of capital improvements (except as described above), (x) interest, principal, attorneys’ fees, costs of environmental investigations or reports, title insurance, points, fees and other lender costs and closing costs on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project or any part thereof or on any unsecured debt, (xi) costs incurred by Landlord due to any violation of the terms and conditions of any lease of space in the Project or any occupancy agreement with respect to the Project, (xii) costs, penalties, fines, or awards and interest incurred as a result of Landlord’s negligence in Landlord’s operation of the Project, violations of law, negligence or inability or unwillingness to make payments and/or to file any income tax, other tax or informational returns when due, (xiii) costs which are covered by and reimbursable under any contractor, manufacturer or supplier warranty, (xiv) costs arising from the presence or removal of Hazardous Materials located in the Project, including, without limitation, any costs incurred pursuant to the requirements of any governmental laws, ordinances, regulations or orders relating to health, safety or environmental conditions, including but not limited to regulations concerning asbestos, soil and ground water conditions or contamination regarding hazardous materials or substances, (xv) costs arising from Landlord’s charitable or political contributions (xvi) costs of services, utilities, or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, including, but not limited to, costs in excess of the costs of Building Systems and the costs of maintaining exclusive use Common Areas. Operating Expenses for any partial calendar year of the Term shall be prorated by Landlord. Notwithstanding any other provision herein to the contrary, if ninety-five percent (95%) or less of the rentable area of the Building is occupied, then an adjustment shall be made in computing each component of Operating Expenses for such year so that Operating Expenses shall be computed for such year as though ninety-five percent (95%) of the rentable area of the Building leased or held for lease had been occupied and fully provided with building services.

(D) Taxes. All real estate taxes, drainage assessments (whether for drainage, sewage or public improvements), taxes on rent or the occupancy or use of the Project and similar governmental impositions, whether general or special, levied, assessed, charged or imposed by federal, state, county or local governmental authorities against the Project or any part thereof or the rents therefrom (excluding, however, any income, franchise or similar tax imposed directly on Landlord or the income derived by Landlord from the Project unless the same are levied or assessed in lieu of any of the foregoing), together with all costs incurred by Landlord in contesting the same. If, in determining the Taxes in any calendar year, the Building is not fully assessed as a completed and fully occupied structure, then Landlord may adjust the Taxes for such calendar year to reflect what the Taxes would have been had the Building been fully assessed as a completed, fully occupied structure.

(E) Tenant’s Proportionate Share. Nine and 74/100 percent (9.74%), determined by dividing the net rentable area of the Premises (i.e., 10,000 sq.ft.) by the net rentable area of the Building (i.e., 97,493 sq.ft.), expressed as a percentage.

(ii) In addition to the payment of Minimum Rental, Tenant shall also pay throughout the term of this Lease, including any applicable extensions and renewals, the Monthly Estimate and the Annual Payment, which amounts shall be payable as follows:

(A) During the final month of each calendar year, or as soon as possible thereafter, Landlord shall provide Tenant with written notice of Landlord’s estimate of Operating Expenses for the ensuing calendar year and the amount to be paid by Tenant as the Monthly Estimate; provided, however, that Landlord shall deliver such estimate to Tenant for the first calendar year of the Lease Term on or prior to the Commencement Date, or as soon as possible thereafter. In the event such estimate indicates that Operating Expenses for the ensuing calendar year shall exceed the Operating Expense Base Amount, then Tenant shall pay to Landlord the Monthly Estimate in advance on the first day of each month during the ensuing calendar year; provided, however, that if such estimate is not given on or prior to the commencement of the ensuing calendar year, then (1) Tenant shall continue paying the Monthly Estimate paid during the prior calendar year until such time as Landlord provides Tenant with such notice for the then current calendar year and (2) at such time as Tenant is given the Monthly Estimate for the then current calendar year, Tenant shall pay any unpaid portion of the new Monthly Estimate payments which has accrued from the commencement of the then current calendar year through the date such notice is given;

(B) Within ninety (90) days after the end of each calendar year, or as soon as possible thereafter, Landlord shall deliver to Tenant a statement (the “Annual Statement”) setting forth (1) the amount of Operating Expenses paid or incurred in the immediately preceding calendar year in excess of the Operating Expense Base Amount, (2) the amount paid by Tenant as the Monthly Estimate during the immediately preceding calendar year and (3) the amount, if any, owing by Tenant as the Annual Payment. If the statement indicates that an Annual Payment is due from Tenant, then Tenant shall pay such amount in full within thirty (30) days after such statement is given to Tenant and any applicable Monthly Estimate then being paid by Tenant shall be increased by an amount equal to one-twelfth (1/12) of the amount of the Annual Payment then due, which amount shall be payable as provided in Section 3(b)(ii)(A) above. If the statement indicates that the amount paid by Tenant during the preceding calendar year as the Monthly Estimate is in excess of Tenant’s share of increases in Operating Expenses for the then applicable calendar year, then the excess shall be applied as a credit to the Monthly Estimate due from Tenant for the then current calendar year and/or the Annual Payment due from Tenant in any future calendar year.

Notwithstanding anything provided herein to the contrary, in no event shall the amount of Annual Rental payable by Tenant in any calendar year, annualized for any partial calendar year, be less than the Minimum Rental.

(iii) Tenant may review and copy Landlord’s books and accounting records pertaining to the determination of Tenant’s Proportionate Share, the Monthly Estimate and the Annual Payment during regular business hours in Landlord’s or Agent’s office on or before ninety (90) days after Landlord delivers its statement of amounts due from Tenant; provided, however, that all reasonable expenses incurred by Landlord or Agent in connection with such review shall be paid by Tenant and such review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay the Monthly Estimate or Annual Payment. Within three (3) months after Tenant’s receipt of each Annual Statement, Tenant shall be entitled to retain a national, independent, certified public accountant (who shall not be retained on a contingency fee basis) to audit and/or review Landlord’s records to determine the proper amount of Tenant’s Proportionate Share of Operating Expenses for the calendar year covered by such Annual Statement. If such audit or review reveals that Landlord has overcharged Tenant, then within five (5) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within five (5) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge. The failure of Tenant to object to an Annual Statement within such three (3) month period shall be conclusively deemed Tenant’s approval of such Tenant’s Proportionate Share of Operating Expenses set forth in such Annual Statement; provided, however, that if any such audit of Operating Expenses by or for Tenant reveals an error equal to or greater than five percent (5%) (a “Major Error”) in Landlord’s favor in the Operating Expense budget for the Building for the calendar year covered by such Annual Statement, then Tenant shall have the right to audit the Operating Expenses for the two calendar years preceding the calendar year for which the Major Error was found. Tenant shall pay for the costs of any audit, or portion thereof, attributable to a calendar year in which no Major Error in Landlord’s favor was found and Landlord shall pay for the costs of any audit, or portion thereof, attributable to a calendar year in which a Major Error was found in Landlord’s favor.

(iv) If for any reason the Expiration Date of this Lease shall be on a day other than the final day of a calendar year, then the Monthly Estimate shall continue to be paid by Tenant through the Expiration Date and upon determination of the actual Operating Expenses for the calendar year in which the Expiration Date occurs, Tenant shall pay to Landlord the Annual Payment or Landlord shall refund any excess amounts paid to Tenant as the Monthly Estimate, as the case may be.

(v) Landlord further agrees that since one of the purposes of calculating Operating Expenses and the purpose of the gross up provision is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that (A) Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Project, (B) Landlord shall make no profit for any calendar year in excess of five percent (5%) of Operating Expenses actually paid by Landlord in connection with the operation of the Project, and (C) Landlord shall give Tenant thirty (30) days’ prior written notice of Landlord’s intent to bill Tenant for any such profit on Operating Expenses.

(vi) Each time Landlord provides Tenant with an actual and/or estimated statement of Operating Expenses, such statement shall be itemized on a line item by line item basis, showing the applicable expense for the applicable year.

(c) Late Payment.

If any installment of Minimum Rental, Monthly Estimate or Annual Payment (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid ten (10) days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to the greater of (i) Fifty and No/100 Dollars ($50.00) or (ii) a sum equal to five percent (5%) of the unpaid rent or other payment. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the date due (prior to any grace period for payment) until paid, at the lesser of sixteen percent (16%) per annum or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord’s rights under this Lease and shall in no way constitute an accord and satisfaction. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term.

(d) Documentary Tax.

In the event that any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) levied on the rental, leasing or letting of the Premises, whether local, state or federal, is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder, the cost thereof shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same.

(e) Attorneys’ Fees.

Tenant shall pay, upon demand, all costs and expenses, including attorneys’ fees, actually and reasonably incurred by Landlord in enforcing Tenant’s obligations under this Lease or resulting from Tenant’s default under this Lease.

4.	POSSESSION AND TENANT’S ACCEPTANCE OF PREMISES.

(a) Tenant accepts the Premises in its “AS-IS” condition as of the Commencement Date, and neither Landlord nor its agents have made any representations, expressed or implied, with respect to the Premises or the Project, except as expressly set forth in this Section 4.

(b) Landlord, at its sole cost and expense except as otherwise provided herein or the Work Letter attached hereto as Exhibit “F”, shall construct the improvements to the Premises described in the Drawings and Specifications (as defined in Section 1.04 of the Work Letter) (collectively, the “Tenant Improvements”) in accordance with contractual arrangements to be made between Landlord and a contractor and architect of Landlord’s choosing and in accordance with the Work Letter. Landlord shall diligently work and use all commercially reasonable efforts to complete the Tenant Improvements on or before the Commencement Date; in the event Landlord is unable to complete the Tenant Improvements on or before the Commencement Date, Tenant’s sole remedy shall be to (i) continue its occupancy and possession of the Existing Premises (hereinafter defined) until the Commencement Date occurs, and (ii) receive one (1) day of free Minimum Rental for each one (1) day beyond the Commencement Date during which Landlord is unable to substantially complete the Tenant Improvements, which substantial completion shall be evidenced by the issuance of a temporary or permanent certificate of occupancy for the Premises (“Substantial Completion”).

(c) During the period of time from the Effective Date until the Commencement Date, Landlord shall grant Tenant a revocable license to enter the Premises for the purpose of installing Tenant’s telecommunications and data cabling (the “Cabling Work”). Commencing on October 1, 2010 until the Commencement Date, Landlord shall grant Tenant a revocable license to enter the Premises for the purpose of installing Tenant’s furniture, fixtures and equipment (the “FFE Installation”).

(d) The Commencement Date will be deemed to occur on the date it would have occurred but for (i) Tenant’s failure to comply with its obligations hereunder, (ii) delays caused by any revisions to the Drawings and Specifications which are requested by Tenant, (iii) delays caused by special or unusual items which are not available within a time period sufficient to allow the Tenant Improvements to be completed within the time otherwise scheduled, (iv) Tenant’s failure to perform work for which Tenant is responsible, or (v) Tenant’s failure to make timely selections of materials, color choices or other matters for which Tenant is responsible (any delay in Substantial Completion resulting from any of the causes set forth in clauses (i) through (v) above, inclusive, shall hereinafter by called a “Tenant Delay”); provided, however, that any Tenant Delay will be offset on a day-for-day basis by any delay solely attributable to Landlord and/or Landlord’s agents, employees, contractors or sub-contractors (each, a “Landlord Delay”) and by any force majeure delay that occurs concurrently with any Tenant Delay.

Notwithstanding any language herein to the contrary and subject to the provisions of Section 37 hereof, Tenant shall be responsible for purchasing and installing its own voice and data cabling and for all costs associated therewith. Tenant shall have access to the Premises prior to the Commencement Date as and for the purposes set forth above; provided, however, that Tenant shall be responsible for any damage caused to the Premises by performance of the Cabling Work or the FFE Installation; and provided, further, that any activity by Tenant, its agents, contractors or employees within the Premises or the Building prior to the Commencement Date shall be subject to the terms provided for in this Lease, other than any requirement to pay rent or other charges with respect to the use or occupancy of the Premises.

5.	MAINTENANCE, ALTERATIONS AND IMPROVEMENTS BY TENANT.

(a) Tenant, at its expense, shall keep and maintain the Premises in good order, condition and repair and in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters). In addition, Tenant shall be responsible for: (i) the maintenance, repair and replacement of any systems which are located within the Premises and are supplemental or special to the Building’s standard systems; (ii) floor or wall coverings in the Premises; and (iii) the cost of performing any maintenance or repairs in the Premises, the Building or the common area caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, or the failure of Tenant to perform its obligations under this Lease, except to the extent of insurance proceeds, if any, actually collected by Landlord with regard to the damage necessitating such repairs.

(b) Tenant shall make no structural changes respecting the Premises or the Building and shall make no changes of any kind respecting the Premises or the Building that are visible from the exterior of the Premises. Any other nonstructural changes or other alterations, additions, or improvements to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant’s trade fixtures as described in the Section entitled “Trade Fixtures and Equipment” below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord’s sole election, and shall, at Landlord’s sole election, remain upon the Premises at the expiration or earlier termination of this Lease.

(c) Upon the expiration or termination of this Lease or termination of Tenant’s right of possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear excepted.

6.	USE OF PREMISES.

(a) Tenant shall use the Premises for general office space purposes only and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises and relating to health, safety and protection of the environment or otherwise related to the Premises or the use or occupancy thereof, including without limitation those relating to hazardous wastes, materials or substances on, in, under or about the Premises. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Building as a first-class real estate development. Tenant’s duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises.

(b) Without limiting the generality of (a) above, the Premises shall not be used for the treatment, generation, manufacture, production, storage, transportation to or from, use, release, discharge or disposal of toxic or hazardous wastes, materials or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property.

(c) Tenant shall promptly notify Landlord should Tenant receive notice of, or otherwise become aware of, any: (i) pending or threatened environmental regulatory action relating to Tenant’s occupancy of the Premises; (ii) claims made or threatened by any third party relating to any loss or injury resulting from any hazardous wastes, materials or substances relating to Tenant’s occupancy of the Premises; (iii) release or discharge, or threatened release or discharge, by Tenant of any hazardous wastes, materials or substances in, on, under or about the Premises or the Building; or (iv) violation by Tenant of any local, state or federal law, ordinance or regulation relating to health, safety, protection of the environment or hazardous wastes, materials or substances on the Premises or in the Building.

(d) As used in this Section 6, the term “hazardous, wastes, materials or substances” shall mean any element, compound, mixture, solution, particle or substance which is dangerous or harmful or potentially dangerous or harmful to the health or welfare of life or environment, including but not limited to explosives, petroleum products, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation: (i) any substances defined as or included within the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “hazardous pollutants” or “toxic pollutants,” or other similar terms, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, or any amendments thereto, or any regulations promulgated thereunder, and any other law or regulation promulgated by any federal, municipal, state, county or other governmental or quasi governmental authority and/or agency or department thereof; (ii) any “PCBs” or “PCB items” (as defined in 40 C.F.R. §761.3); or (iii) any “asbestos” (as defined in 40 C.F.R. §763.63).

(e) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition as on the date of the completion of the tenant improvements in the Premises, ordinary wear and tear and acts of God alone excepted.

(f) Tenant agrees to indemnify, defend and hold Landlord, the building manager and their respective agents and employees harmless from and against any and all liabilities, penalties, fines, damages, claims, demands, costs and expenses of every kind and nature (including attorneys’ fees) directly or indirectly attributable to Tenant’s failure to comply with the provisions of this Section 6, including, without limitation: the costs of any required or necessary repair, cleanup or detoxification of the Premises and/ or the Building, and the preparation and implementation of any closure, remedial or other required plan. This indemnification shall survive the termination or expiration of this Lease.

7.	TAXES.

Tenant shall pay any taxes, documentary stamps or assessments of any nature imposed or assessed upon this Lease, Tenant’s occupancy of the Premises or Tenant’s trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

8.	FIRE AND EXTENDED COVERAGE INSURANCE.

Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extrahazardous on account of fire and Tenant shall not use the Premises or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done, caused to be done, permitted or omitted by Tenant or its agent(s), contractor(s), employee(s), invitee(s), licensee(s), servant(s), subcontractor(s) or subtenant(s) the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand. Tenant shall maintain and pay for the equivalent of ISO Special Form Property Insurance covering the personal property (including fixtures, leasehold improvements, machinery, merchandise, equipment and other personal property belonging to or in the custody of Tenant) located in the Premises, providing protection to the extent of one hundred percent (100%) of the replacement cost of such property, less a commercially reasonable deductible, not to exceed $25,000.00, and such other property insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than ninety (90) days’ prior written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Building in the area of the city where the

Building is located. Tenant further agrees that such insurance shall include extra expense coverage and Business Interruption coverage in an amount sufficient to cover the Annual Rental and other sums payable under this Lease for a period of twelve (12) months commencing with the date of loss. Each such policy of insurance shall be with company(ies) admitted to do business in the state in which the Premises is located and with a Best Rating of not less than A-IX and naming as additional insured the Landlord. Tenant shall first furnish to Landlord copies of policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days’ written notice to Landlord.

9.	UTILITIES AND SERVICES.

(a) In accordance with all applicable laws, regulations and ordinances, Landlord, at its expense, subject to operating expense reimbursement by Tenant for such utilities and services (such utilities and services as are herein described are hereinafter referred to as the “Services”), shall provide the Premises with adequate heating and air conditioning (between 68°F and 78°F, inclusive, from October 1 to April 30, and between 74°F and 78°F, inclusive, from May 1 to September 30, unless mandated otherwise by law) Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 12:00 p.m. (exclusive of holidays observed in Raleigh, North Carolina), but in any event at levels necessary to maintain a reasonably comfortable working environment in the Premises. After hours heating and air conditioning is available upon request by Tenant at a charge of $25.00 per hour, with a minimum of one (1) hour per occurrence. All additional costs resulting from Tenant’s extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant each month concurrently with Tenant’s installment of Minimum Rental, as additional rent. So long as the Premises are kept in reasonable order by Tenant, Landlord shall provide the Premises with reasonable janitorial and general cleaning services each day from Monday through Friday provided further, however, that Landlord shall not be obligated to provide such services on holidays observed as national holidays in Raleigh, North Carolina.

(b) Electricity Use.

(1) Landlord shall supply electrical power to the Premises during normal building hours in an amount sufficient to support a peak electrical demand, inclusive of lighting, heating, ventilation and air conditioning and receptacle load (“Peak Demand”) of four (4) watts per rentable square foot in the Premises (“Standard Power Usage”). If Tenant shall require electrical power that would cause Peak Demand in the Premises to exceed the Standard Power Usage, then Tenant shall first obtain the written consent of Landlord. Landlord may withhold consent or withdraw consent to an increase in the demand for electrical power for the Premises if (i) Landlord would be required to modify or increase the electrical capacity of the Property to supply such additional electrical power as a result of current or future Tenant needs and Tenant is unwilling to pay all such cost, or (ii) if as a result of supplying electrical power in excess of the Standard Power Usage to the Tenant, Landlord would be unable to furnish the other current or future tenants in the Property similar electrical power capacity as supplied to Tenant.

(2) In the event that either (a) Landlord grants consent to Tenant for electrical power that exceeds Standard Power Usage or (b) Landlord can reasonably demonstrate to Tenant any time after commencement of the lease that Tenant’s electrical power demands exceed Standard Power Usage, then Landlord may require that electrical power supplied to the Premises be separately metered. Tenant then shall pay Landlord for the costs of all electrical power supplied to the Premises during normal building hours in excess of the Standard Power Usage (as measured by the separate meter) at the average rates charged by Landlord’s utility supplier, together with Landlord’s actual administrative charge therefore, within thirty (30) days after receipt of Landlord’s invoice. The cost of electrical power furnished to the Premises during normal building hours that does not exceed the Standard Power Usage shall be included as part of Operating Costs. Separate meters shall be selected, installed and maintained by the Landlord and all costs related to installation and maintenance of separate meter(s) shall be reimbursed to Landlord by Tenant within thirty (30) days after receipt of Landlord’s invoice. Cooling and heating the Premises outside of normal working hours shall be billed pursuant to Section 6.D above and is separate and apart from electrical power usage referenced in this Section 6.E.

(c) If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises that would be generated by the building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord within thirty (30) days after the date of Landlord’s invoice. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

(d) Landlord shall furnish elevator service to all floors of the Building at all times. At Landlord’s option, all elevators may be self-service. Landlord shall furnish a reasonable amount of hot and cold running water to lavatories and toilets in or appurtenant to the Premises and shall keep all plumbing (with the exception of any plumbing located within the Premises) in working order. Landlord shall maintain and keep up all elevators, rest rooms and corridors of the Building. Landlord shall have the right to terminate the furnishing of any or all of the utilities and Services hereinbefore provided for at and for any and all such reasonable time or times as Landlord shall deem necessary for repairs, alterations or improvements. Landlord shall have no liability or responsibility to Tenant for loss or damage in the event the furnishing of any of the utilities and services hereinbefore provided for is prohibited or stopped for repairs, alterations or improvements or by reason of causes beyond Landlord’s reasonable control including, without limitation, accidents, strikes, lockouts, or orders or regulations of any federal, state or municipal authority.

10.	PROPERTY OF TENANT.

All property placed on the Premises by, at the direction of or with the consent of the Tenant, its employees, agents, licensees or invitees, shall be at the risk of the Tenant or the owner thereof and Landlord shall not be liable for any loss of or damage to said property resulting from any cause whatsoever, unless such loss or damage arises out of or relates to Landlord’s gross negligence or willful misconduct.

11.	TRADE FIXTURES AND EQUIPMENT.

Any trade fixtures (including, without limitation, any HVAC systems purchased by Tenant for use in connection with Tenant’s computer and data systems room) installed in the Premises at Tenant’s expense shall remain Tenant’s personal property and Tenant shall have the right at any time during the term of this Lease to remove such trade fixtures. Upon removal of any trade fixtures, Tenant shall immediately restore the Premises to substantially the same condition as they were when received by Tenant, ordinary wear and tear and acts of God alone excepted. Any trade fixtures not removed by Tenant at the expiration or an earlier termination of the Lease shall become, at Landlord’s sole election, either (i) the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) subject to Landlord’s removing such property from the Premises and storing same, all at Tenant’s expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be “trade fixtures” and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any dock levelers; (d) any carpeting or other permanent floor coverings; (e) any paneling or other wall coverings; (f) plumbing fixtures and equipment; or (g) permanent shelving.

12.	DAMAGE OR DESTRUCTION OF PREMISES.

If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant’s business, either in whole or in part, Landlord shall cause such damage (other than damage to leasehold improvements or personal property) to be repaired without unreasonable delay and the Annual Rental shall not be abated. If by reason of such casualty the Building or the Premises are rendered substantially untenantable, either in whole or in part, Landlord shall have the right to elect by giving Tenant written notice within ninety (90) days of said fire or other casualty either to: (i) terminate this Lease as of the date of the fire or other casualty (ii) cause the damage (other than damage to leasehold improvements or personal property) to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the

Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the term of this Lease. Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion, and the amount of time required to repair the damage using due diligence is in excess of one hundred eighty (180) days, then either party shall have the right to terminate this Lease by giving written notice of termination within ninety (90) days after the date of casualty. Notwithstanding the other provisions of this Section, if the Premises are rendered untenantable for the conduct of Tenant’s business operations during the last Lease Year of the initial term or any extended term, either party may, at its option, terminate this Lease by giving written notice within sixty (60) days after the date of the casualty and rent shall abate as of the date of such notice. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this Section shall affect any rights of Landlord or Tenant hereunder because of prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises. If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, Tenant shall promptly and with due diligence repair and restore its personal property previously used in the Premises sufficient to carry on its operations in the normal course of business.

13.	GOVERNMENTAL ORDERS.

Except as hereinbelow set forth regarding compliance of the physical structure of the Building with the applicable requirements of the Americans with Disabilities Act and the implementing regulations (the “ADA”) as of the Commencement Date, Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority that may be in effect from time to time made necessary by reason of Tenant’s use or occupancy of the Building. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant’s use or occupancy. With regard to the physical structure of the Premises, Landlord agrees to use good faith and due diligence to undertake those actions that are “readily achievable” (as such term is defined in the ADA) in order to attempt to bring the physical structure of the Building in compliance with the applicable requirements of the ADA in effect as of the Commencement Date. If it is determined that for any reason Landlord shall have failed to cause the physical structure of the Building to be brought into compliance with the ADA as of the Commencement Date (to at least the minimum extent required under applicable regulations then in effect), then Landlord, as its sole obligation, will take the action(s) necessary to cause the physical structure of the Building to so comply, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability whatsoever to Tenant, or to anyone claiming by or through Tenant, regarding any failure of the Premises or the activities therein to comply with the applicable requirements of the ADA. Notwithstanding anything herein which may imply the contrary, no costs incurred by Landlord in complying with the ADA shall be considered Operating Expenses for purposes of this Lease.

14.	SIGNS AND ADVERTISING.

(a) Landlord will install one black and white tenant identification sign for Tenant using such Tenant logos and design graphics as Tenant may request and otherwise in accordance with Building standards, such sign to be located at or near the Tenant’s front entrance to the Premises. Tenant will also be given one (1) line in each Building directory located in the main lobby of the Building.

(b) In order to provide architectural control for the Building, Tenant shall install no other exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations within the Building or Project. Landlord shall have the right to remove any such sign or other decoration and restore fully the Building or Project at the cost and expense of Tenant if any such exterior work is done without Landlord’s prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

15.	WAIVER OF CLAIMS AND INDEMNITY

(a) Waiver

To the full extent permitted by law, Tenant hereby releases and waives all claims against Landlord, Landlord’s lender (if any), the Building manager and their respective agents and employees for injury or damage to person, property or business sustained in or about the Building or the Premises by Tenant, its agents or employees other than damage caused by the negligence of Landlord, the Building manager and their respective agents or employees.

(b) Indemnification

(i) Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord’s lender, the Building manager and their respective agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including reasonable attorneys’ fees and court costs), including those arising from any injury or damage to any person (including death), property or business (a) sustained in the Premises, (b) resulting from the occupancy or use by Tenant of the Premises, (c) resulting from the negligence or willful misconduct of Tenant, its employees, agents, contractors, invitees, licensees or subtenants, or (d) resulting from the failure of Tenant to perform its obligations under this Lease; provided, however, Tenant’s obligations under this Section shall not apply to injury or damage resulting from the gross negligence or willful misconduct of Landlord, Landlord’s lender, the Building manager or their respective agents or employees. With respect to the obligations of Tenant pursuant to this Section 15(b)(i), Tenant’s insurance shall be primary with regard to the Premises and Tenant’s operations.

(ii) Landlord agrees to indemnify, protect, defend and hold harmless Tenant, and its agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including reasonable attorneys’ fees and court costs), arising from any injury or damage to any person (including death), property or business (a) sustained in or about the Building and resulting from the negligence or willful misconduct of Landlord, its employees or agents, or (b) resulting from the failure of Landlord to perform its obligations under this Lease; provided, however, Landlord’s obligations under this Section shall not apply to injury or damage resulting from the gross negligence or willful misconduct of Tenant, or its agents or employees.

(iii) If either party receives notice of a claim that is subject to indemnification under this Section 15(b), the indemnified party shall give notice to the indemnifying party as soon as reasonably practical. The indemnified party shall permit the indemnifying party, at its expense, to assume the defense of any such claim by counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party, and to settle or otherwise dispose of the same; provided, however, that the indemnified party shall have the right to participate in such defense at its expense. Notwithstanding the foregoing, the indemnifying party shall not, without the prior written consent of the indemnified party, consent to the entry to any judgment, or enter into any settlement, unless such judgment or settlement provides only for the payment of money damages by the indemnifying party, and unless such judgment or settlement includes a release by the claimant or plaintiff of the indemnified party and its affiliates. If the indemnifying party fails to undertake a defense within thirty (30) days after notice from the indemnified party, then the indemnified party shall have the right to undertake the defense of; and compromise or settle such liability or claim on behalf of, and for the account of, the indemnifying party.

(iv) The indemnification obligations of the parties under this Section 15(b) shall survive the expiration or earlier termination of the Lease Term with respect to any occurrences before the effective date of such expiration or termination.

(c) Waiver of Subrogation

Notwithstanding such waiver and indemnification or anything else to the contrary contained in this Lease:

(i) Tenant shall not be responsible or liable to Landlord for any damage incurred by Landlord to the extent covered by the proceeds of property insurance obtained and maintained under this Lease by Landlord in connection with the Building. Landlord shall cause its policy or policies of property insurance to contain effective waivers of subrogation for the benefit of Tenant.

(ii) Landlord, Landlord’s lender and the Building manager shall not be responsible or liable to Tenant for any damage incurred by Tenant to the extent covered by property insurance required to be obtained and maintained by Tenant with respect to the Premises and its use and occupancy thereof (whether or not such property insurance is actually obtained or maintained) and the proceeds of such other insurance as is obtained and maintained by Tenant with respect to the Premises and to its use and occupancy thereof. Tenant shall provide Landlord with confirmation that waivers of subrogation have been effected by its insurers for the benefit of Landlord, Landlord’s lender and Building manager, such confirmation and waivers to be in form satisfactory to Landlord.

16.	INSURANCE

(a) Tenant’s Insurance

(i) Tenant, at its expense, shall maintain in force during the Term each of the following:

(A) Commercial General Liability Insurance (1993 ISO form [CG 00 01 10 93] or its equivalent) in the amount of at least One Million and 00/100 Dollars ($1,000,000.00) per occurrence, with a General Aggregate limit per location of at least Two Million and 00/100 Dollars ($2,000,000.00), and Umbrella Liability coverage in the amount of at least Four Million and 00/100 Dollars ($4,000,000.00), or such other amounts as Landlord may reasonably require upon not less than six (6) months’ prior written notice. Such insurance shall be on an occurrence basis with respect to the business carried on in or from the Premises and Tenant’s use and occupancy of the Premises. Tenant further agrees that such insurance shall contain fire and extended coverage legal liability insurance.

(B) The equivalent of ISO Special Form Property Insurance covering Tenant’s property (including fixtures, leasehold improvements and equipment) located in the Premises, providing protection to the extent of one hundred percent (100%) of the replacement cost of such property, less a commercially reasonable deductible, not to exceed $25,000.00, and such other property insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than ninety (90) days’ prior written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Building in Cary, North Carolina. Tenant further agrees that such insurance shall include extra expense coverage and Business Interruption coverage in an amount sufficient to cover the Rent and other sums payable under this Lease for a period of twelve (12) months commencing with the date of loss.

(C) Statutory Workers’ Compensation Insurance and Employer’s Liability Insurance with minimum limits of at least $500,000/$500,000/$500,000 with waiver of subrogation provided to Landlord.

(ii) Each policy of insurance required to be maintained by Tenant pursuant to this Section 16(a) shall be placed with insurance companies admitted to do business in North Carolina and carrying a current rating of at least A-IX in “Best’s Insurance Guide” and shall contain an endorsement requiring thirty (30) days’ written notice from the insurance company to Landlord, Landlord’s lender and the Building manager prior to any cancellation or material reduction in coverage of the policy. Each policy of insurance required by Subparagraphs (A) and (B) above shall name Landlord, Landlord’s lender (with respect to the policy of insurance required by Subparagraph (A) only) and the Building manager (with respect to the policy of insurance required by Subparagraph (A) only) as additional insureds. The policy of insurance required by Subparagraph (B) above shall name Landlord’s lender as mortgagee and loss payee. Prior to the commencement of the Lease Term, and annually thereafter prior to expiration, Tenant shall deliver to Landlord certificates of insurance evidencing the policies of insurance required by this Section 16(a), together with satisfactory evidence of proof of payment of premiums.

(b) Landlord’s Insurance

At all times during the Lease Term, Landlord shall maintain in full force and effect the following policies of insurance, with insurance companies admitted to do business in the State in which the Building is located:

(i) Commercial General Liability Insurance (1986 ISO form or its equivalent) in the amount of at least One Million and 00/100 Dollars ($1,000,000.00) per occurrence, with a General Aggregate limit per location of at least Two Million and 00/100 Dollars ($2,000,000.00).

(ii) Umbrella Liability coverage in the amount of at least Four Million and 00/100 Dollars ($4,000,000.00).

(iii) The equivalent of ISO Special Form Property Insurance providing protection to the extent of not less than eighty percent (80%) of the replacement cost of the building in which the Premises is located (less the cost of foundations and footings), including Tenant’s permanent leasehold improvements. Nothing herein shall be construed to require Landlord to insure those items that Tenant is obligated to insure pursuant to Paragraph 16(a)(i)(B) above. In order to assist Landlord in deciding the amount of insurance which it will obtain for Tenant’s permanent leasehold improvements in the Premises, Tenant shall furnish to Landlord, upon the completion of any its initial upfitting, and thereafter upon the completion of any alterations or further improvements, such evidence as Landlord may reasonably require as to the cost or value thereof. Landlord shall not be bound by such information. If Tenant fails to deliver such information to Landlord, and as a result, Landlord does not carry sufficient insurance on Tenant’s permanent leasehold improvements to cover the full replacement cost thereof following a casualty, then Tenant shall be entitled only to the insurance coverage actually maintained by Landlord with respect to Tenant’s leasehold improvements, and shall have no claim against Landlord, or any other proceeds of Landlord’s insurance policy, for the deficiency.

(c) Waiver of Claims; Waiver of Subrogation:

Each policy of property insurance required by this Lease shall contain an endorsement in which the insurance company waives any right of subrogation that it may acquire against Landlord or Tenant by virtue of payment of any loss under such policy. In addition, Landlord and Tenant each waives any claims it may have against the other arising out of any casualty that would be covered by the policy of property insurance required to be maintained by it under this Lease, or that actually is covered by any policy of property insurance maintained by such party, without giving effect to any deductible amounts or self-insured risks.

(d) Blanket Policies:

Any policy of insurance required by this Lease may be maintained under a blanket policy of insurance, covering multiple locations, provided that: (i) in all other respects, each such policy shall comply with the requirements of this Lease, as applicable; (ii) prior to the commencement of the Lease Term, and annually thereafter, the insuring party shall furnish the other party with a written certificate from the insurer specifying, (a) the maximum amount of the total insurance afforded by the blanket policy to the Premises or the Building, as the case may be, and (b) any sublimits in the blanket policy applicable to the Premises or the Building, as the case may be, which amounts shall not be less than the amounts specified in this Lease; and (iii) the protection afforded the insuring party under the blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Premises or the Building, as the case may be.

17.	LANDLORD’S RIGHT OF ENTRY.

(a) Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective purchasers and/or lenders, as well as at any time in the event of emergency involving possible injury to property or persons in or around the Premises or the Building. Further, during the last six (6) months of the initial or of any extended term, Landlord and those persons authorized by it shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants.

(b) Provided that the exercise of such rights does not unreasonably interfere with Tenant’s use or occupancy of the Premises, Landlord shall have the following rights:

(i) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(ii) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(iii) To change the name by which the Building is designated; and

(iv) To enter the Premises at all reasonable hours to show the Premises to prospective purchasers, lenders, or tenants.

18.	EMINENT DOMAIN.

If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant’s business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises (excluding leasehold improvements and personal property) to the best possible tenantable condition and the Annual Rental shall be proportionately and equitably reduced. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any award, or portion thereof, as applicable, made based on Tenant’s loss of business, loss of goodwill, moving expenses or the taking of Tenant’s trade fixtures or equipment.

19.	EVENTS OF DEFAULT AND REMEDIES.

(a) Upon the occurrence of any one or more of the following events (the “Events of Default”, any one an “Event of Default”), the party not in default shall have the right to exercise any rights or remedies available in this Lease, at law or in equity, subject to the limitations set forth herein. Events of Default shall be:

(i) Tenant’s failure to pay any rental or other sum of money payable hereunder when due combined with Tenant’s subsequent failure to make such payment within five (5) days after written notice thereof to Tenant of such failure (provided, however, that Tenant shall be entitled to no more than two (2) such notices in any Lease Year and thereafter shall be in default without notice if any payment is more than five (5) days past due during such Lease Year);

(ii) Failure by either party to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, such party does not within thirty (30) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter complete such act or acts within a reasonable time;

(iii) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant’s assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

(iv) Tenant vacates, abandons or fails to operate in the Premises or any substantial part thereof or allows its leasehold estate to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

(b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or to reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass, forcible entry, detainer or other tort, or being liable for any damages caused thereby.

(c) Upon an Event of Default, Landlord may, separately from or in conjunction with the remedies provided in subparagraphs (b) and (d), and with or without terminating this Lease, initiate an action for distress or bring a suit for rent, costs, expenses and other damages, including liquidated damages as hereafter provided. In addition to Annual Rental due and other costs resulting from Tenant’s breach, the parties agree that if Tenant breaches this Lease, Landlord will continue to suffer damages for the remainder of the term of this Lease, which damages may be difficult or impossible to determine. Landlord will suffer these damages regardless of whether Landlord has terminated the Lease or whether Tenant has abandoned or vacated the Premises. Therefore, the parties agree that as a reasonable pre-estimate of said damages and not as a penalty, Tenant shall pay Landlord, as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, said amount being immediately due and payable, the sum of the Annual Rental, which, if the Lease had not been terminated, would have been paid by Tenant to Landlord for the balance of the term of this Lease, discounted to the date of termination at the then current rate of interest per annum as issued periodically by First Union National Bank (the “Discount Rate”). If the Premises or any part thereof are relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of Annual Rental reserved upon such reletting discounted to the date of termination at the Discount Rate shall be subtracted from the total liquidated damages due.

(d) In the event that Tenant abandons or vacates the Premises, Landlord may, but shall not be obligated to, with or without terminating this Lease, relet all or any part of the Premises for the account of Tenant for such rent and upon such terms to such person, firm or corporation and for such period or periods as Landlord in Landlord’s sole discretion shall determine. Landlord shall not be required to accept any tenant offered by Tenant, to observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages of Tenant. For the purpose of such reletting, Landlord may change the locks or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient. Upon such reletting, all rentals received by Landlord from such reletting shall be applied in the following order: (i) to the payment of any indebtedness other than Annual Rental due hereunder from Tenant to Landlord; (ii) to the payment of any costs and expenses of such reletting, including commissions, brokerage fees and attorneys’ fees and, if any, costs of such alterations and repairs; and (iii) to the payment of Annual Rental due and unpaid hereunder. No such re-entry or taking of possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice expressing such intention is given to Tenant, or unless the termination hereof is decreed by a court of competent jurisdiction. Notwithstanding any such re-entry without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach if not by that time cured.

(e) Upon any default by Landlord under this Lease, Tenant may exercise any right or remedy Tenant may have at law or in equity with respect to such default.

20.	SUBORDINATION.

This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed on the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) as Landlord may reasonably request evidencing subordination of this

Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust. Provided, however, in each case the holder of the mortgage or deed of trust shall agree that this Lease shall not be divested by foreclosure or other default proceedings thereunder so long as Tenant shall not be in default under the terms of this Lease beyond any applicable cure period set forth herein. Tenant shall continue its obligations under this Lease in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this Section.

21.	ASSIGNING AND SUBLETTING.

(a) Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned nor delayed, and except as provided in Subsection (d) below, Tenant shall not sublease the Premises, or assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law, court decree or otherwise. If Tenant intends to assign its interest in this Lease or enter into any sublease of the Premises, Tenant shall deliver written notice of such intent to Landlord, together with a copy of the proposed assignment or sublease, at least thirty (30) days prior to the effective date of the proposed assignment or commencement date of the term of the proposed sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall pay Landlord on the first day of each month during the term of any sublease one-half (1/2) of the excess of all rent and other consideration due from the subtenant for such month, less the expenses, including concessions, related to the sublease, over that portion of the Minimum Rental due under this Lease for said month which is allocable on a square footage basis to the space sublet. For purposes of this Subsection 21(a), a change in control of Tenant or a direct or indirect transfer of fifty percent (50%) or more of the beneficial ownership interests of Tenant, unless the ownership interests in Tenant are publicly traded, shall be deemed an assignment for purposes of this Lease.

(b) Any request by Tenant for Landlord’s consent to a specific assignment or sublease shall include (i) the name of the proposed assignee, sublessee or occupant, (ii) the nature of the proposed assignee’s, sublessee’s or occupant’s business to be carried on in the Premises, and (iii) such financial information (in the event of an assignment) and such other information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business. Tenant shall reimburse Landlord for its reasonable actual attorneys fees and other expenses incurred in connection with considering any request for its consent under this Section 21.

(c) Except as otherwise specified in Subsection 21(d) hereof, no consent by Landlord to any assignment or sublease by Tenant, and no specification in this Lease of a right of Tenant to make any assignment or sublease, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after (i) the assignment or sublease or (ii) any extension of the Lease Term. The consent by Landlord to any assignment or sublease shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord’s express written consent to any other assignment or sublease.

(d) Notwithstanding any contrary provision of this Section 21, Tenant shall be released from further liability under this Lease following an assignment to any person or entity (i) which controls, is controlled by, or is under common control with, Tenant; or (ii) that succeeds to substantially all of Tenant’s stock or assets (by merger or otherwise), provided such assignee: (x) has a creditworthiness, immediately following such assignment, equal to or greater than that of Tenant immediately prior to the assignment or at the time of execution of this Lease, whichever is greater, as determined by Landlord in its reasonable discretion; (y) maintains a use and density of the Premises comparable to that of Tenant; and (z) is not a governmental agency. In the event of an assignment pursuant to this Subsection (d), (1) Tenant shall notify Landlord in writing at least thirty (30) days prior to such assignment of its intent to effect the same, (2) at the time of assignment, no event of default by Tenant shall have occurred and be continuing, and (3) the proposed assignee shall deliver to Landlord a written agreement whereby it expressly assumes all of the Tenant’s obligations under this Lease.

22.	TRANSFER OF LANDLORD’S INTEREST.

If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for performance of all of Landlord’s obligations. Tenant’s obligations under this Lease shall in no manner be affected by Landlord’s sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

23.	COVENANT OF QUIET ENJOYMENT.

Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as Tenant does not default in the performance of any of the terms hereof.

24.	ESTOPPEL CERTIFICATES.

Within ten (10) days after a request by Landlord, Tenant shall deliver a commercially reasonable written estoppel certificate certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. Likewise, within ten (10) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

25.	PROTECTION AGAINST LIENS.

Tenant shall do all things necessary to prevent the filing of any mechanics’, materialmen’s or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien or claim for lien is filed, Tenant shall within five (5) days after such filing either have such lien or claim for lien released of record or shall deliver to Landlord a bond or other security in form, content, amount, and issued by a company satisfactory to Landlord indemnifying Landlord, its manager and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses, costs and attorneys’ fees together with interest on the total expenses and costs at the maximum lawful rate.

26.	MEMORANDUM OF LEASE.

Neither party shall have the right to record this Lease. If requested by Tenant, Landlord shall execute a recordable Memorandum or Short Form Lease in the form attached hereto as Exhibit “G” and incorporated herein by reference, prepared at Tenant’s expense, specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

27.	FORCE MAJEURE.

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this Section shall in no way be applicable to Tenant’s obligations to pay Annual Rental or any other sums, monies, costs, charges or expenses required by this Lease.

28.	REMEDIES CUMULATIVE — NONWAIVER.

Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party’s default shall impair such right or be construed to be a waiver of a default.

29.	RESERVED.

30.	HOLDING OVER.

If Tenant remains in possession of the Premises or any part thereof after the expiration of the term of this Lease, whether with or without Landlord’s acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The “monthly” rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Annual Rental payable during the final year immediately preceding such expiration. Tenant shall also remain liable for any and all direct damages suffered by Landlord as a result of any holdover without Landlord’s unequivocal written acquiescence.

31.	NOTICES.

Any notice allowed or required by this Lease shall be deemed to have been sufficiently served upon receipt if the same shall be in writing and placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid or by nationally recognized overnight delivery service, and addressed as follows:

AS TO LANDLORD:	PFRS Crossroads Corp., a Michigan corporation
c/o MayfieldGentry Realty Advisors, LLC
100 River Place Drive, Suite 300
Detroit, Michigan 48207
Attention: Director of Asset Management

With a copy to:

Portfolio Property Management Global, LLC
5520 Dillard Dr., Suite 110
Cary, North Carolina 27518
Attn: Property Manager

AS TO TENANT:	Management Dynamics Inc.
Crossroads Corporate Park, Building I
Suite 100
Cary, North Carolina 27511
Attention: Stephanie Miles

with a copy to:

Management Dynamics Inc.
One Meadowlands Plaza
East Rutherford, New Jersey 07073
Attention: John Preuninger, President

with a copy to:

Sonnenschein Nath & Rosenthal LLP
101 JFK Parkway
Short Hills, New Jersey 07078
Attention: Victor Boyajian, Esq.

The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

32.	LEASING COMMISSION.

Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except Spectrum Properties (the “Broker”). Landlord and Tenant agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease except as to the Broker. Landlord agrees to be responsible for any leasing commission due Broker pursuant to a separate written agreement between Landlord and Broker, and to hold Tenant harmless respecting same.

33.	SEVERABILITY.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

34.	REVIEW OF DOCUMENTS.

If, following the execution of this Lease, either party hereto requests that the other party execute any document or instrument that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, or (ii) a document that solely sets forth facts or circumstances that are then existing and reasonably ascertainable by the requested party with respect to the lease, such as an estoppel certificate as described in Section 24 hereof, then the party making such request shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, the attorneys fees, incurred by the requested party in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by the requested party. In the event the requesting party is Tenant, all such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be additional rental due hereunder and shall be payable by Tenant promptly upon demand.

35.	RESERVED.

36.	SPECIAL PROVISIONS.

The special provisions, if any, contained in Exhibit “D” attached hereto, are incorporated herein by this reference. In the event of a conflict between the terms and conditions of said Exhibit “D” and the terms and conditions of the main body of this Lease, the terms and conditions of Exhibit “D” shall control.

37.	ALTERNATIVE TELECOMMUNICATIONS PROVIDER.

(a) Landlord Consent Required. In the event that Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Property as of the date of Tenant’s execution of this Lease (“Provider”), no such Provider shall be permitted to install its lines or other equipment within the Property without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Conditions to Consent. Unless all of the following conditions are satisfied to Landlord’s satisfaction in a written agreement between Provider and Landlord or by any other means acceptable to Landlord in its reasonable judgment, it shall be reasonable for Landlord to refuse to give its consent:

(1) No Expense. Landlord shall incur no expense whatsoever with respect to any aspect of Provider’s provision of its services, including without limitation, the costs of installation, materials, and service;

(2) Financial Statements and Other Items. Prior to commencement of any work in or about the Property by Provider, Provider shall supply Landlord with such written indemnities, insurance verifications, financial statements, and such other items as Landlord reasonably deems to be necessary to protect its financial interests and the interest of the Property relating to the proposes activities of the Provider;

(3) Property Rules. Prior to the commencement of any work in or about the Property by the Provider, the Provider shall agree to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the Property, the tenants in the Property, and the Landlord, including without limitation, providing security in such form and amount as determined by Landlord;

(4) Sufficient Space. Landlord reasonably determines that there is sufficient space in the Property for the placement of all of the Provider’s equipment and materials (the “Equipment Space”);

(5) Provider’s Good Standing. The Provider is licensed and reputable, in Landlord’s sole discretion;

(6) Compensation for Space. Provider agrees to compensate Landlord the reasonable amount determined by Landlord for the Equipment Space and for all costs that may be incurred by Landlord in arranging for: access by the Provider’s personnel, security for Provider’s equipment, and any other such costs as Landlord may expect to incur.

(c) Use of Equipment Space. The Equipment Space shall not be available for use by any entity or person except the Provider and the Provider’s use of the Equipment Space shall be limited to the placement of Provider’s equipment and materials.

(d) Consent is not Landlord’s Warranty. Landlord’s consent under this section shall not be deemed any kind of warranty or representation by Landlord, including without limitation, any warranty or representation as to the suitability, competence, or financial strength of Provider.

(e) Tenant Pays Expenses. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant.

(f) Tenant Responsible for Service Interruptions. Tenant agrees that to the extent service by Provider is interrupted, curtailed, or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant as its expense to obtain substitute service.

(g) No Third Party Rights. The provisions of this clause may be enforced solely by the Tenant and Landlord, and are not for the benefit of any other party, specifically, without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of the Lease.

38.	LIMITATION OF DUTIES AND WARRANTIES

LANDLORD’S AND TENANT’S DUTIES AND WARRANTIES ARE LIMITED TO THOSE EXPRESSLY STATED IN THIS LEASE AND SHALL NOT INCLUDE ANY IMPLIED DUTIES OR IMPLIED WARRANTIES, NOW OR IN THE FUTURE. NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY LANDLORD OR TENANT OTHER THAN THOSE CONTAINED IN THIS LEASE.

39.	MISCELLANEOUS.

(a) Rules and Regulations

Landlord shall have the right from time to time to prescribe commercially reasonable rules and regulations (the “Rules and Regulations”) for Tenant’s use of the Premises and the Building. A copy of Landlord’s current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit “C”. Tenant shall abide by and actively enforce on all its employees, agents, invitees and licensees such regulations including without limitation rules governing parking of vehicles in designated portions of the Building.

(b) Evidence of Authority

If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

(c) Limitation of Landlord’s Liability.

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment levied thereon against the right, title and interest of Landlord in the Project as the same may then be encumbered; and neither Landlord nor Portfolio Property Management Global, LLC, MayfieldGentry Realty Advisors, LLC, nor its or their officers, directors, shareholders, partners, employees, agents or representatives (collectively, the “Landlord Parties”) shall have any personal liability for any deficiency. It is understood and agreed that in no event shall Tenant or any person claiming by or through Tenant have the right to levy execution against any property of Landlord or the Landlord Parties other than Landlord’s interest in the Building as hereinbefore expressly provided.

(d) Nature and Extent of Agreement

This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

(e) Binding Effect.

This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by Landlord.

(f) Captions and Headings.

The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(g) Lease Review.

The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

(h) Right to Relocate.

Notwithstanding anything contained to the contrary, Landlord reserves the right to relocate Tenant, no more than once during the Term, to space substantially equivalent in size, configuration and finishes to the Premises in either the Building or other building located in Crossroads Corporate Center, such relocation to be at Landlord’s sole cost and expense, including, without limitation, all of Tenant’s moving and relocation costs.

(i) Security Deposit.

Tenant shall deposit with Landlord upon signing this Lease Ten Thousand Four Hundred Eight and 25/100 Dollars ($10,408.25) (the “Deposit”) as security for Tenant’s performance of all obligations hereunder. The Deposit may be held by Landlord in such manner as it shall elect and Landlord shall be entitled to any interest which accrues on the Deposit. In the event of a default by Tenant, Landlord may, at its option, apply all or any part of the Deposit to cure the default, and thereupon Tenant shall immediately redeposit with Landlord the amount so applied in order that Landlord will always have the full Deposit on hand during the term of this Lease. Within a reasonable time after the termination of this Lease, or as otherwise required by law, provided that Tenant is not in default hereunder, Landlord shall refund to Tenant any of the remaining balance of the Deposit subject to final adjustments for payment of any rental required by this Lease. If the Building is sold, Landlord shall have the right to transfer the Deposit to the new owner, and upon the new owner’s express assumption of the obligations for the Deposit required by this Lease, Landlord shall thereupon be released from all liability for such Deposit, and Tenant thereafter shall look only to the new owner for such Deposit. The terms hereof shall apply to every transfer of the Deposit.

(j) Time.

Time is of the essence of this Lease and the performance of all obligations hereunder.

(k) Landlord’s Right to Perform Tenant’s Duties.

If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace period elsewhere under this Lease expressly granted to Tenant for the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Annual Rental under this Lease and shall be due and payable upon demand by Landlord.

(l) Counterparts; Facsimile Signatures.

This Lease may be executed in counterparts, each of which so executed, irrespective of the date of execution and delivery, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. Delivery of any executed copy of this Lease by facsimile or e-mail shall be equally as effective as delivery of a manually-executed original of this Lease. Either party delivering an executed copy of this Lease by facsimile or e-mail, shall also deliver a manually-executed original to the other party, but any failure to do so shall not affect the validity, enforceability or binding effect of this Lease.

(m) Moving/Data/Stationary Expenses.

Landlord shall pay the cost of (i) hiring a third-party company to move Tenant’s personal property into the Premises, and (ii) installing data and telephone wiring within the Premises, pursuant to contractual arrangements to be made between Landlord and third-party contractors. In addition, Landlord shall pay the cost of replacing Tenant’s stationary and business cards (the “Stationary Expenses”), at a cost not to exceed $2,500.00 (the “Stationary Allowance”). Tenant shall submit paid invoices from third-parties for the Stationary Expenses to Landlord, and Landlord shall reimburse Tenant for the amount reflected in such paid invoices within thirty (30) days of receipt thereof. To the extent the cost of the Stationary Expenses exceeds the Stationary Allowance, Tenant shall be responsible therefor, and to the extent the cost of the Stationary Expenses is less than the Stationary Allowance, Landlord shall retain the difference and Tenant shall have no right or claim thereto. Tenant shall submit to Landlord all invoices for Stationary Expenses on or before the date which is ninety (90) days following the Commencement Date, and Landlord shall have no obligation to reimburse Tenant for any invoices for Stationary Expenses which Landlord does not receive on or prior to the date which is ninety (90) days following the Commencement Date.

(n) Existing Lease. Landlord and Tenant hereby acknowledge and agree that (i) Landlord’s predecessor in interest, Corning Road, L.L.C., and Allscripts, LLC (“Allscripts”) entered into that certain Lease Agreement dated November 30, 2006 (the “Allscripts Lease”), pursuant to which Corning Road, L.L.C. leased to Allscripts approximately 10,273 rentable square feet of space (the “Existing Premises”) in that certain office building now owned by Landlord and commonly known as Crossroads Office Building I located at 5625 Dillard Road, Cary, North Carolina (the “Crossroads I Building”), (ii) Tenant and Allscripts entered into that certain Sublease Agreement dated December 3, 2008 (the “Sublease”), pursuant to which Tenant subleased the Existing Premises from Allscripts, and (iii) as of the date hereof, the Allscripts Lease and the Sublease have been terminated.

Between the date of this Lease and the Commencement Date, (x) Landlord and Tenant hereby acknowledge and agree that Tenant shall have the right to remain in possession of the Existing Premises pursuant to the terms of this Lease, (y) for the purposes of construing Tenant’s obligations in relation to the Existing Premises under the terms of this Lease, all references in this Lease to the “Premises” shall include the Existing Premises, and (z) all references in this Lease to the Building shall include the Crossroads I Building. On or before the Commencement Date, Tenant shall vacate the Existing Premises and return possession thereof to Landlord in broom-clean condition. Between the date hereof and the Commencement Date, Tenant shall pay Landlord Minimum Rental equal to $9,476.84 per calendar month for its lease of the Existing Premises, which payments shall be made in accordance with the provisions of Section 3 hereof.

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Signatures on next page.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

“LANDLORD”

PFRS CROSSROADS CORP., a Michigan corporation

By:	MayfieldGentry Realty Advisors, LLC,
its authorized agent

By:	/s/ Chauncey C. Mayfield
Chauncey C. Mayfield, Manager

“TENANT”

MANAGEMENT DYNAMICS INC., a New Jersey corporation

By:	/s/ John Preuninger
Name:	John Preuninger
Title:	President

EXHIBIT “A”

LEGAL DESCRIPTION OF BUILDING SITE

BEING a tract of 446,796 Square Feet, or 10.257 Acres, shown as Crossroads IV Parcel on a boundary Survey of Crossroads IV Parcel, Crossroads Corporate Park, recorded in Book of Maps 1998, at Page 256, in the Office of the Register of Deeds for Wake County, North Carolina.

Popular Name: Crossroads IV Building

Street Address: 5520 Dillard Drive

Tax Code: 0772.08 99 8912 000

EXHIBIT “C”

RULES AND REGULATIONS

1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any tenant or used by any tenant for any other purpose than for ingress and egress from and to their respective offices. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord, or its employees, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants.

2. The floors, skylights, windows, doors and transoms that reflect or admit light in passageways, or into any place in the Building, shall not be covered or obstructed by any tenant. The toilet rooms, water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes, chemicals or refuse or other injurious substances, shall be thrown therein. Any damage resulting from such misuse or abuse shall be borne and immediately paid by the tenant by whom or by whose employees it shall have been caused.

3. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of said Building unless first consented to in writing by the Landlord.

4. No additional locks shall be placed upon any doors of the Premises and no tenant shall permit any duplicate keys to be made, but if more than two keys for any door or lock shall be desired, the additional number must be obtained from the Landlord and be paid for by the tenant; each tenant must, upon the termination of its lease, leave the windows and doors in the demised Premises in like condition as the date of said lease, and must then surrender all keys to its premises.

5. No tenant shall cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in its Premises and in the Building. In order that the leased premises may be kept in good state of preservation and cleanliness, each tenant shall, during the continuance of its lease, permit the janitor of the Landlord to take charge of and clean the said leased premises.

6. No tenant shall employ any person or persons other than the janitor of the Landlord for the purpose of cleaning or taking charge of said premises without Landlord’s prior written consent and it is understood and agreed that the Landlord shall in no way be responsible to any tenant for any damage done to the furniture or other effects of any tenant by the janitor or any of his employees, or any other person, or for any loss of property of any kind whatever from leased Premises, however occurring. No Tenant shall interfere with the schedule of the Landlord’s janitor. If the Tenant prevents the regularly scheduled janitorial service, the Tenant shall be responsible for cleaning the Premises. Tenant will see each day that the doors to its premises are securely locked before leaving the Building.

7. Tenants, their clerks or servants, shall not make or commit any improper noises or disturbances of any kind in the Building, smoke in elevators, or mark or defile the water closets, or toilet rooms, or the walls, windows or doors of the Building, or interfere in any way with other tenants or those having business with them.

8. Music, including vocal and instrumental, shall not be permitted at volumes audible outside the Premises.

9. No tenant shall do or permit anything to be done in said Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any other way injure or annoy them or conflict with the laws relating to fires, or with the regulations of the Fire Department or with any insurance policy upon said Building or any part thereof, or conflict with any of the rules and ordinances of the Board of Health.

10. Each tenant shall promptly and at its expense execute and comply with all laws, rules, order, ordinances and regulations of the city, county, state or federal government, and of any department or bureau of any of them and of any other governmental authority having jurisdiction over the said Premises, affecting the tenant’s occupancy of the demised Premises or tenant’s business conducted thereon.

11. Nothing shall be thrown or allowed to drop by the tenants, their clerks or employees out of the windows or doors, or down the passages or skylight of the Building, and no tenant shall sweep or throw, or permit to be swept or thrown from its premises, any dirt or other substances into any of the corridors or halls, elevators or stairways of said Building.

12. No animals or birds shall be kept in or about any premises or permitted therein.

13. If tenants desire to introduce signaling, telegraphic, telephonic or other wires and instruments into their premises, the Landlord will direct the electricians as to where and how the same are to be placed, and without such directions no placing, boring or cutting for wires will be permitted. Landlord shall in all cases retain the right to require the placing and using of electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the Building, and to require the changing of wires and of their placing and arrangements as Landlord may deem necessary, and further to require compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto, and in event of non-compliance with such requirements and rules Landlord shall have the right to immediately cut and prevent the use of such wires.

14. A directory in a conspicuous place on the first floor will be provided by the Landlord, on which the names of tenants will be placed by the Landlord at its discretion.

15. Tenants shall not use or keep in the Building any explosives, kerosene, gasoline, benzine, camphene, burning fluid, flammable material or any other hazardous material.

16. No tenant or employees or contractor of any tenant shall go upon the roof of said Building without the written consent of the Landlord.

17. No article shall be fastened to or holes drilled or nails or screws driven into the walls or partitions, nor shall the walls or partitions be painted, papered or otherwise covered in such a way as to cause permanent damage or in any way marked or broken, nor shall any attachment be made to the electric lighting wires of the Building for storing of electricity, or for the running of motors or other purpose, nor will machinery of any kind be allowed to be operated in any premises, nor shall any tenant use any other method of heating than that provided by Landlord, without the prior written consent of the Landlord. Tenants desiring to put in telephone junction or control boxes in the Premises will notify the Landlord who will designate where the same shall be placed. No mechanics shall be allowed in or about the Building other than those employed by the Building management without the written consent of the Landlord first having been obtained.

18. Access may be had by the tenants to the halls, corridors, elevators and stairways in the Building and to the offices leased by them at any time or times. Access to the Building may be refused unless the person seeking admission is known to the watchman in charge, or has a pass or is properly identified. The Landlord shall in no case be liable in damages for the admission or exclusion of any person from said Building. In case of invasion, mob riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during continuance of the same by closing the doors or otherwise for the safety of the tenants and protection of property in said Building.

19. The Landlord in all cases shall prescribe the method and manner in which any merchandise, heavy furniture, large packages or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall he done. The Landlord shall in all cases retain the right to prescribe the weight and proper position of such heavy furniture and safes and all damage done to the Building taking in or out of such merchandise, heavy furniture, large packages or safes or any damage done to the Building while said property shall be therein, shall be made good and paid for by the tenant by, through or under whom the said damage may have been done. All furniture, safes or fixtures shall be provided with supports, glides or castors that will meet the approval of the management of the Building.

20. The Landlord reserves the right to rescind any of these rules and to make such other and further rules and regulations as in Landlord’s judgment may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Building, and for the preservation of good order therein, which, when so made and notice thereof shall have been given to any tenant, shall have the same force and effect as if originally made a part of the foregoing Lease, and such other and further rules, shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant under the foregoing Lease of the Premises therein referred to.

21. Any additional services not required by the Lease to be performed by Landlord which Tenant requests Landlord to perform and which are performed by Landlord shall be billed to Tenant at Landlord’s cost plus fifteen percent (15%) which amount shall be paid by Tenant to Landlord within fifteen (15) days of billing.

22. At Landlord’s expense, Landlord shall provide Tenant with one (1) access card per employee for access to the Building. At Tenant’s request, Landlord shall provide Tenant with additional access cards, provided that Tenant must pay Fifteen and No/100 Dollars ($15.00) for each such additional access card.

23. If any of these rules and regulations directly contradict the terms of the foregoing Lease, the terms of said Lease shall prevail.

EXHIBIT “D”

SPECIAL PROVISIONS

(1) Secured Areas. Tenant may designate certain areas of the Premises, not to exceed 1,000 square feet in the aggregate, as “secured areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such secured areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with three (3) days’ prior written notice of the specific date and time of such Landlord inspection of the secured areas and Tenant shall have the right to accompany Landlord during any such inspection of the secured areas.

(2) Subordination. Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessor, deed of trust beneficiary, mortgagee or lien holder who later comes into existence in connection with the Project, or any portion thereof, at any time prior to the expiration of the Lease Term in consideration of, and as a condition precedent to, Tenant’s agreement to be bound by Lease Section 20, it being the intent of Landlord and Tenant that the subordination provision in such Lease Section 20 shall only apply with respect to a particular ground lessor, deed of trust beneficiary, mortgagee or lien holder in the specific event that Tenant receives such non-disturbance agreements from such person.

(3) Access to Building and Parking. During the Lease Term, Tenant shall be granted access to the Building, the Premises, and the parking provided to the Building twenty-four (24) hours per day, seven (7) days per week, every day of the year.

(4) Consent/Duty To Act Reasonably.

(a) Except for matters which involve (i) security for the Building, (ii) structural integrity of the Building, (iii) the Building’s plumbing, heating, life safety, ventilating, air-conditioning, mechanical or electrical systems (“Building Systems”), or (iv) the exterior appearance of the Building, whereupon in each such case Landlord’s duty is to act in good faith and in compliance with the Lease, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed, unless otherwise expressly stated.

(b) Except in the situations described in subsections 1(a), (i), (ii), (iii), or (iv), whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and take no action which might result in the frustration of the reasonable expectations of a sophisticated landlord and sophisticated tenant concerning the benefits to be enjoyed under the Lease.

(c) Landlord and Tenant shall in all matters, events and in all circumstances under the Lease and otherwise act in good faith in connection with and with respect to the Lease, the Project, the Building and the Premises.

(5) Termination Option. Provided no event of default has occurred under this Lease, either at the time Tenant exercises the Termination Option (hereinafter defined) or at the time the Termination Option is effective and provided no event has occurred (either at the time Tenant exercises the Termination Option or at the time the Termination Option is effective) that with the passage of time or the giving of notice, or both, would constitute an event of default under this Lease, then Tenant shall have the one time right to terminate this Lease (the “Termination Option”) upon and subject to the terms and conditions set forth herein. Tenant may exercise the Termination Option one (1) time during the period commencing on April 1, 2011 and expiring on June 30, 2011, by providing Landlord with written notice thereof. If Tenant shall properly exercise its Termination Option in accordance with the terms hereof, such termination shall be effective as of March 31, 2012. Time is of the essence with respect to Tenant’s obligations in relation to the Termination Option.

EXHIBIT “E”

Intentionally Omitted

EXHIBIT “F”

WORK LETTER

This WORK LETTER pertains to that certain Lease Agreement (the “Lease”) made and entered into by and between PFRS CROSSROADS CORP., a Michigan corporation (“Landlord”), and MANAGEMENT DYNAMICS INC., a New Jersey corporation (“Tenant”).

DEFINITIONS

1.01. Defined Terms. Capitalized terms used in the Lease and this Work Letter not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

1.02. “Architect” shall mean the architect, space planner or designer selected by Landlord to prepare the Drawings and Specifications.

1.03. Intentionally omitted.

1.04. “Drawings and Specifications” shall mean the final working drawings and specifications for the construction and installation of the Tenant Improvements prepared by the Architect and approved by Landlord and Tenant, which are attached hereto as Exhibit F-1.

1.05. Intentionally omitted.

1.06. “Tenant Responsible Work” shall have the meaning described in Section 6.01 hereof.

1.07. “Tenant’s Costs” shall have the meaning described in Section 2.04 hereof.

1.08 “Landlord’s Contractor” shall mean the contractor designated by Landlord to construct and install the Tenant Improvements.

1.09. “Tenant Improvements” shall mean the improvements constructed and installed in the Premises in accordance with the Drawings and Specifications.

DRAWINGS AND SPECIFICATIONS; PRICING

2.00 Tenant Representative. Tenant shall appoint one or more individuals who shall be authorized to act on behalf of Tenant and with whom Landlord, or its authorized agent, may consult at all reasonable times, and whose instructions, requests, and decisions will be binding upon Tenant as to all matters pertaining to this Work Letter and the performance of the parties hereunder.

2.01. Construction of Tenant Improvements. Landlord shall be authorized to proceed with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications, and in that regard, Landlord shall cause Landlord’s Contractor to proceed with the construction and installation of the Tenant Improvements.

2.02. Intentionally omitted.

2.03. Intentionally omitted.

2.04. Revisions to Drawings and Specifications. If at any time hereof Tenant desires to make revisions to the Drawings and Specifications, the procedure for obtaining Landlord’s approval of any such revisions and related price thereof shall be as set forth in Section 2.07 and 2.08 below. Upon approval by Landlord and Tenant of any such revisions and related price thereof, Landlord shall be authorized to proceed with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications, as revised. Tenant shall be responsible for all costs, fees and expenses, including but not limited to any architect and engineering fees incurred and any additional construction costs incurred, arising as a result of revisions arising under this Section 2.04. Landlord, at its option, can require Tenant to pay in lump sum to Landlord any and all costs, fees and expenses which result from approved revisions to the Drawings and Specifications (the “Tenant’s Costs”) prior to Landlord’s commencement of such work, and if Tenant shall fail to pay such Tenant’s Costs within ten (10) days of receipt of an invoice therefor, then Landlord shall have the right to construct the Tenant Improvements in accordance with the Drawings and Specifications attached hereto as Exhibit F-1.

2.05 Government Approvals. Landlord shall be responsible for obtaining approval of the Drawings and Specifications by all governmental agencies having jurisdiction over the Premises and for obtaining all necessary licenses and permits in connection with Tenant Improvements, including temporary and permanent certificates of occupancy for the Premises. Tenant shall reasonably cooperate with Landlord in obtaining such approvals and permits.

2.06 Inspections. Landlord shall schedule and conduct pre-final and final inspections in connection with the Tenant Improvements and, in conjunction with Tenant, develop punch lists and obtain completion of such items.

2.07 Approval of Revisions to Drawings and Specifications. After receiving any proposed revisions, Landlord shall resubmit to Tenant any such Drawings and Specifications with such requested changes as are acceptable to Landlord. Tenant shall have two (2) business days after receipt of any Drawings and Specifications or revisions thereto to approve or disapprove the same, and if Tenant fails to notify Landlord of any comments or revisions within such two (2) business day period, such Drawings and Specifications shall be deemed, without further action, to have been approved by Tenant. Tenant shall cooperate in order to finalize any revisions to the Drawings and Specifications, and Tenant shall not unreasonably withhold or delay its approval of the revisions to the Drawings and Specifications or any part thereof. Tenant further acknowledges that revisions to the Drawings and Specifications may delay construction and installation of the Tenant Improvements. Accordingly, Tenant agrees to cooperate and use its good faith best efforts to approve revisions to the Drawings and Specifications for the Premises as promptly as possible after the initial submission of the Drawings and Specifications by Landlord to Tenant. In the event that Tenant shall fail to act promptly in approving revisions to the Drawings and Specifications, then Landlord shall have the right to construct the Tenant Improvements in accordance with the Drawings and Specifications attached hereto as Exhibit F-1.

2.08 Pricing for Revisions to Drawings and Specifications. Upon approval of the any revisions to the Drawings and Specifications by Tenant, Landlord shall submit such Drawings and Specifications to Landlord’s Contractor to obtain the price for construction and installation of the revisions to the Tenant Improvements, and such price (together with all engineering and architectural fees and expenses) shall be the Tenant’s Costs. Once the Tenant’s Costs has been established, Landlord shall submit such Tenant’s Costs to Tenant for approval. Tenant shall have two (2) business days after receipt of the Tenant’s Costs to approve or disapprove the same, and if Tenant fails to notify Landlord of any disapproval within such two (2) business day period, such Tenant’s Costs shall be deemed, without further action, to have been approved by Tenant. If Tenant timely disapproves of the Tenant’s Costs, then Landlord shall work with Tenant to cause revisions to the Drawings and Specifications in order that the Tenant’s Costs shall be reduced. In such case, the procedures set forth in Section 2.07 above and this Section 2.08 with respect to approval of revisions to the Drawings and Specifications shall be repeated except that with respect thereto the time periods specified in Sections 2.07 and 2.08 shall be one (1) business day. As set forth above, Tenant shall not unreasonably withhold or delay its approval of revised Drawings and Specifications or any part thereof and shall be liable for any additional architect or engineering fees incurred in connection with revisions to Drawings and Specifications, regardless of whether Tenant ever approves the Tenant’s Costs. Tenant shall not unreasonably withhold its approval of the Tenant’s Costs and agrees to cooperate and use its good faith best efforts to approve such Tenant’s Costs. Tenant acknowledges that delays in approving the Tenant’s Costs may delay construction and installation of the Tenant Improvements. Upon approval of the Tenant’s Costs, Landlord shall be authorized to proceed with the work of constructing and installing the Tenant Improvements in accordance with the revised Drawings and Specifications, and in that regard, Landlord shall cause Landlord’s Contractor to proceed with the construction and installation of the Tenant Improvements.

PAYMENT OF COSTS

3.01. Landlord’s Costs. Landlord shall pay for the cost of constructing the Tenant Improvements in accordance with the Drawings and Specifications attached hereto as Exhibit F-1, but shall not be responsible for payment of any of Tenant’s Costs. Landlord shall disburse the costs of constructing the Tenant Improvements in accordance with the Drawings and Specifications attached hereto as Exhibit F-1 and any amounts deposited by Tenant with Landlord for payment of Tenant’s Costs to pay for the cost of constructing the Tenant Improvements, as and when the same become due and payable. Landlord shall be entitled to rely on the accuracy of all invoices and fee statements for labor performed or materials furnished in connection with the Tenant Improvements and to rely on any certification as to the price thereof submitted by Landlord’s Contractor or the Architect.

3.02. Tenant’s Costs. Tenant shall pay Tenant’s Costs within ten (10) days of receipt of a written request thereof from Landlord.

3.03. Failure to Pay Tenant’s Costs. Failure by Tenant to pay Tenant’s Costs in accordance with Section 3.02 above will constitute a failure by Tenant to pay Rent when due under the Lease and shall therefore constitute an event of default by Tenant under the Lease, and Landlord shall have all of the remedies available to it under the Lease for nonpayment of Rent.

WORK BY TENANT

4.01. Tenant’s Work. All work in or about the Premises which is not within the scope of the work necessary to construct and install the Tenant Improvements, and all work necessary to install Tenant’s equipment and other personal property, shall be furnished and installed by Tenant at Tenant’s cost and expense, unless otherwise provided for herein. Tenant shall adopt a schedule for performing such additional work consistent with the schedule of Landlord’s Contractor and shall see that such work is conducted in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or to delay the work of constructing or installing the Tenant Improvements. Landlord shall give access and entry to the Premises to Tenant and its contractors performing such additional work and shall give reasonable opportunity and time to enable Tenant and such contractors to perform and complete such work. All such additional work and Tenant’s use of the Premises for such purposes shall be performed in accordance with the Lease.

4.02 Extra Work. Any extra work requested by Tenant subsequent to the delivery of the Premises (the “Extra Work”) shall include the actual costs and charges incurred by Landlord in having the Extra Work performed by a contractor or contractors plus (i) the cost in connection with supervision of the Extra Work and general conditions relating thereto and (ii) charges for Landlord’s servicing and overhead, which Landlord’s portion shall be agreed to be a total of fifteen (15%) percent.

SECTION 5. Intentionally omitted.

SECTION 6. Intentionally omitted.

PUNCH LIST ITEMS

7.01 Punch List Work. Notwithstanding any provisions to the contrary contained in the Lease, within thirty (30) days following the completion of the Tenant Improvements, Tenant shall submit to Landlord a written itemization (the “Punch List”) of items of construction that were not properly completed. Upon receipt of the Punch List, Landlord shall expeditiously (but not later than thirty (30) days thereafter) cause such items to be corrected or completed. If the nature of such Punch List item is such that it cannot reasonably be completed within such thirty (30) day period, Landlord shall commence to repair or complete such item within the thirty (30) day period and shall diligently prosecute such Punch List work to completion. Upon completion of all items in the Punch List and at the request of Landlord, Tenant shall execute a document acknowledging the date upon which all Punch List items were completed.

DEFECTIVE WORK

8.01 Defective Work. Landlord warrants to Tenant that, as of the Commencement Date, (i) the Tenant Improvements will be constructed substantially in accordance with the Drawings and Specifications, and (ii) the Tenant Improvements shall be completed in full compliance with all applicable laws, codes and regulations, including by way of example, but not as a limitation, environmental, zoning, building and land use laws, codes and regulations. If within one (1) year following completion of construction of the Tenant Improvements, the Tenant Improvements or any part or element of either is found to be defective or not in accordance with the Drawings and Specifications, then Landlord shall use commercially reasonable efforts to enforce any warranty given by Landlord’s Contractor (if any) for the Tenant Improvements, unless Tenant has previously given Landlord (whether orally or in writing) an acceptance of such condition.

EXHIBIT “G”

FORM OF MEMORANDUM OF LEASE

STATE OF NORTH CAROLINA
MEMORANDUM OF LEASE
COUNTY OF WAKE

THIS MEMORANDUM OF LEASE is made and entered into this 4th day of May, 2010 by and between PFRS CROSSROADS CORP., a Michigan corporation, (“Landlord”), having an address c/o MayfieldGentry Realty Advisors, LLC 100 River Place Drive, Suite 300, Detroit, Michigan 48207, Attn: Asset Manager; and MANAGEMENT DYNAMICS INC., a New Jersey corporation (“Tenant”), having an address of Suite 210, 5520 Dillard Drive, Cary, North Carolina 27511.

W I T N E S S E T H:

1. Landlord, in consideration of the rents and upon the terms, conditions, covenants and agreements set forth in that certain Lease Agreement, dated as of April 30th, 2010 (the “Lease”), between Landlord and Tenant, has leased to Tenant that certain office space commonly known as Suite 210 containing approximately 10,000 rentable square feet (the “Premises”) located in the building known as Crossroads Office Building IV, located at 5520 Dillard Drive in Cary, Wake County, North Carolina on that certain parcel of real property described on Exhibit A attached hereto and made a part hereof.

2. The term of the Lease shall be for a maximum of sixty (60) months, subject to prior termination provisions which are set forth in the Lease, commencing on the Commencement Date (as defined in the Lease).

3. The addresses of Landlord and Tenant are as set forth above and copies of the Lease are on file with Landlord and Tenant at said addresses.

4. The purpose of this Memorandum of Lease is to give record notice of the Lease and of the rights created thereby, the terms and conditions of which Lease are hereby incorporated by reference as if fully set forth herein. All of the terms of the Lease are incorporated herein by this reference. If any term or condition of this Memorandum of Lease shall conflict with any term or condition of the Lease, the terms and conditions of the Lease shall control.

IN WITNESS WHEREOF, the undersigned have duly executed these presents as of the day and year first above written.

LANDLORD:

PFRS CROSSROADS CORP., a Michigan corporation

By:
Name:
Title:

TENANT:

MANAGEMENT DYNAMICS INC., a New Jersey corporation

By:
Name:	John W. Preuninger
Title:	President

STATE OF

COUNTY OF

I,                                          , a Notary Public of the aforesaid County and State, do hereby certify that                             ,              of PFRS CROSSROADS CORP., a Michigan corporation, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of the corporation.

Witness my hand and notarial seal this      day of             , 2010.

Notary Public

My Commission Expires:

[NOTARIAL SEAL]

STATE OF NEW JERSEY

COUNTY OF BERGEN

I, Ruth Darwish, a Notary Public of the aforesaid County and State, do hereby certify that John Preuninger, President of MANAGEMENT DYNAMICS INC., a New Jersey corporation, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said corporation.

Witness my hand and notarial seal this 4th day of May, 2010.

Notary Public

My Commission Expires: September 24, 2014

[NOTARIAL SEAL]

Exhibit A

to

Memorandum of Lease

Legal Description

BEING a tract of 446,796 Square Feet, or 10.257 Acres, shown as Crossroads IV Parcel on a boundary Survey of Crossroads IV Parcel, Crossroads Corporate Park, recorded in Book of Maps 1998, at Page 256, in the Office of the Register of Deeds for Wake County, North Carolina.

Popular Name: Crossroads IV Building

Street Address: 5520 Dillard Drive

Tax Code: 0772.08 99 8912 000